THE SHARES REPRESENTED BY THIS CONVERTIBLE NOTE AND THE CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.


                               CONVERTIBLE  NOTE



$_______________                                                March 27, 2006



      FOR VALUE RECEIVED, Cell Power Technologies, Inc. (the "Company"), a Florida corporation, hereby promises to pay to the order of ___________ (the "Holder"), at, or at such other office as Holder designates in writing to the Company, the principal sum of ____________ and No/100 Dollars ($___________) without interest thereon. Principal shall be due and payable 12 months from the date of this Note unless this Note has been converted as provided below. Payments shall be made in lawful money of the United States.

      1. Conversion to Preferred Stock. Without any action taken by the Holder or the Company at such time as the Company amends its articles of incorporation to have the authority to issue preferred stock and in reliance upon the action taken by the board of directors of the Company to issue a Series A convertible preferred stock (the "Series A"), this Note shall automatically convert into one share of Series A for each $1.00 of principal. The Series A shall have a liquidation preference equal to principal of this Note and shall have no voting rights. If the Company has not obtained authority to issue preferred stock by June 30, 2006, this Note shall automatically convert into the number of shares of common stock and number of warrants which provided the consideration for the issuance of this Note.

      2. Conversion to Common Stock. The Holder shall have the right to convert this Note into __________ shares of common stock of the Company as adjusted (the "Conversion Price") at any time beginning after June 30, 2006.

      3. Anti-Dilution Protection. This Note shall not be subject to the reverse stock split declared by the Company on March 17, 2006 effective to shareholders of record as of the close of business on March 27, 2006. All of the remaining provisions of this Section 3 shall apply following that event.


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

            (a) In the event, prior to the payment of this Note, the Company shall issue any of its shares of common stock as a stock dividend or shall subdivide the number of outstanding shares of common stock into a greater number of shares, then, in either of such events, the shares obtainable pursuant to conversion of this Note shall be increased proportionately; and, conversely, in the event that the Company shall reduce the number of outstanding shares of common stock by combining such shares into a smaller number of shares, then, in such event, the number of shares of common stock obtainable pursuant to the conversion of this Note shall be decreased proportionately. Any dividend paid or distributed upon the common stock in shares of any other class of capital stock of the Company or securities convertible into shares of common stock shall be treated as a dividend paid in common stock to the extent that the shares of common stock are issuable upon the conversion of the Note. In the event that the Company shall pay a dividend consisting of the securities of any other entity or in cash or other property, upon conversion of this Note, the Holder shall receive the securities, cash, or property which the Holder would have been entitled to if the Holder had converted this Note immediately prior to the record date of such dividend.

            (b) In the event, prior to the payment of this Note, the Company shall be recapitalized by reclassifying its outstanding common stock (other than into shares of common stock with a different par value, or by changing its outstanding shares of common stock to shares without par value), or in the event the Company or a successor corporation, partnership, limited liability company or other entity (any of which is defined as a "Corporation") shall consolidate or merge with or convey all or substantially all of its, or of any successor Corporation's property and assets to any other Corporation or Corporations (any such other Corporation being included within the meaning of the term "successor Corporation" used in the context of any consolidation or merger of any other Corporation with, or the sale of all or substantially all of the property of any such other Corporation to, another Corporation or Corporations), or in the event of any other material change in the capital structure of the Company or of any successor Corporation by reason of any reclassification, reorganization, recapitalization, consolidation, merger, conveyance or otherwise, then, as a condition of any such reclassification, reorganization, recapitalization, consolidation, merger or conveyance, a prompt, proportionate, equitable, lawful and adequate provision shall be made whereby the Holder of this Note shall thereafter have the right to purchase, upon the basis and the terms and conditions specified in this Note, in lieu of the securities of the Company theretofore purchasable upon the conversion of this Note, such shares, securities or assets as may be issued or payable with respect to or in exchange for the number of securities of the Company theretofore obtainable upon conversion of this Note as provided above had such reclassification, reorganization, recapitalization, consolidation, merger or conveyance not taken place; and in any such event, the rights of the Holder of this Note to any adjustment in the number of shares of common stock obtainable upon conversion of this Note, as provided, shall continue and be preserved in respect of any shares, securities or assets which the Holder becomes entitled to obtain. Notwithstanding anything herein to the contrary, this Section 2 shall not apply to a merger with a subsidiary provided the Company is the continuing Corporation except as provided in the next clause, the merger is with Portagy Corp. or the purpose of the merger is to change the state of incorporation of the Corporation and provided further such merger does not result in any reclassification, capital reorganization or other change of the securities issuable under this Note. The foregoing provisions of this Section 2(b) shall apply to successive reclassification, capital reorganizations and changes of securities and to successive consolidation, mergers, sales or conveyances.


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

            (c) In the event the Company, at any time while this Note shall remain outstanding, shall sell all or substantially all of its assets, or dissolves, liquidates, or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such sale, dissolution, liquidation, or winding up such that the Holder of this Note may thereafter receive, upon exercise hereof, in lieu of the securities of the Company which it would have been entitled to receive, the same kind and amount of any shares, securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each common share of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to convert this Note shall terminate on a date fixed by the Company, such date so fixed to be not earlier than 6:00 p.m., New York time, on the 30th day after the date on which notice of such termination of the right to convert this Note has been given by mail to the Holder of this Note at such Holder's address as it appears on the books of the Company.

      4. Event of Default. In the event the Company shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or seeking appointment of a receiver, custodian, trustee or other similar official for it or for all or any substantial part of its assets, or there shall be commenced against the Company, any case, proceeding or other action which results in the entry of an order for such relief or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of 30 days, or there shall be commenced against the Company, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 10 days from the entry thereof, or the Company shall make an assignment for the benefit of creditors; or the Company shall admit in writing the inability to, pay its debts as they become due, or the Company shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the foregoing, then, or any time thereafter during the continuance of any of such events, the entire unpaid balance of this Note then outstanding, together with accrued interest thereon, if any, shall be and become immediately due and payable without notice of demand by the Holder.


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




      5. Miscellaneous.

            (a) All makers and endorsers now or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment and protest.

            (b) This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought with such agreement being effective and binding only upon attachment hereto.

            (c) This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of Florida.


      IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date aforesaid.


                              By:  _____________________________
                                   President




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